                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                Amendment No. 1
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 14, 1998


                             CONTINUCARE CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                     FLORIDA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



       0-21910                                            59-2716023
------------------------                     ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)


CONTINUCARE CORPORATION
100 SOUTHEAST 2ND STREET, 36TH FLOOR
MIAMI, FLORIDA                                               33131
---------------------------------------                    ----------
(Address of Principal Executive Office)                    (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 350-7515

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 14, 1998, Continucare Corporation, a Florida corporation (the "Registrant"), through a wholly-owned subsidiary, CNU Acquisition Corp., acquired substantially all of the assets of SPI Managed Care, Inc., SPI Managed Care of Hillsborough County, Inc., SPI Managed Care of Broward, Inc., Broward Managed Care, Inc., each a Florida corporation (collectively, the "Companies") which are direct or indirect subsidiaries of First Medical Corporation and First Medical Group, Inc., each a Delaware corporation. The Companies are engaged in the business of providing administrative and health care services. The aggregate purchase was $6.75 million. The source of the consideration paid by the Registrant was from a portion of the net proceeds from the sale of 8% Convertible Subordinated Notes due 2002, sold on October 30, 1997.

         The foregoing summary is qualified in its entirety by a copy of the Agreement attached hereto as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS

         The audited combined statements of SPI Managed Care, Inc., SPI Managed Care of Broward, Inc., SPI Managed Care of Hillsborough County, Inc. and Broward Managed Care, Inc. for the year ended December 31, 1997 are attached as Exhibit 7(a) and are incorporated herein by reference.

         (b)      PRO FORMA FINANCIAL INFORMATION

         The unaudited pro forma consolidated balance sheet as of December 31, 1997 and the unaudited proforma consolidated statements of income for the year ended June 30, 1997 and the six months ended December 31, 1997 are attached as
Exhibit 7(b) and are incorporated herein by reference.

         (c)      EXHIBITS

         2.1 Asset Purchase Agreement, dated as of April 7, 1998, by and among (i) SPI Managed Care, Inc., SPI Managed Care of Hillsborough County, Inc., SPI Managed Care of Broward, Inc., Broward Managed Care, Inc., each a Florida corporation (ii) First Medical Corporation, a Delaware corporation and First Medical Group, Inc., a Delaware corporation and (iii) CNU Acquisition Corporation, a Florida corporation.*

        23.1      Consent of Independent Auditors

----------------------
*Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CONTINUCARE CORPORATION



Date:  May 11, 1998                 By:  /s/ Charles M. Fernandez
                                       ----------------------------
                                       Charles M. Fernandez
                                       Chairman, Chief Executive Officer and
                                       President

                             ATTACHMENT AND EXHIBIT
                             ----------------------

  ATTACHMENT      DESCRIPTION
  ----------      -----------

     7(a) The audited combined statements of SPI Managed Care, Inc., SPI Managed Care of Broward, Inc., SPI Managed Care of Hillsborough County, Inc. and Broward Managed Care, Inc. for the year ended December 31, 1997 are attached as Exhibit 7(a) and are incorporated herein by reference.

     7(b) The unaudited pro forma consolidated balance sheet as of December 31, 1997 and the unaudited proforma consolidated statements of income for the year ended June 30, 1997 and the six months ended December 31, 1997 are attached as Exhibit 7(b) and are incorporated herein by reference.





     EXHIBIT      DESCRIPTION
     -------      -----------

       23.1       Consent of Independent Auditors

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.







                                                   Combined Financial Statements
                                                    Year Ended December 31, 1997

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                                                        CONTENTS

================================================================================

                                                                        PAGE
                                                                        ----

      REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                 3

      FINANCIAL STATEMENTS
          Combined balance sheet                                         4

          Combined statement of operations                               6

          Combined statement of capital deficit                          7

          Combined statement of cash flows                               8

          Summary of accounting policies                                 9

          Notes to combined financial statements                        16

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
SPI Managed Care, Inc., SPI Managed Care of Broward, Inc.,
SPI Managed Care of Hillsborough County, Inc., and Broward Managed Care, Inc. Miami, FL

We have audited the accompanying combined balance sheet of SPI Managed Care, Inc., SPI Managed Care of Broward, Inc., SPI Managed Care of Hillsborough County, Inc., and Broward Managed Care, Inc., as of December 31, 1997, and the related combined statements of operations, capital deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements referred to above present fairly, in all material respects, the combined financial position of SPI Managed Care, Inc., SPI Managed Care of Broward, Inc., SPI Managed Care of Hillsborough County, Inc., and Broward Managed Care, Inc. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Miami, Florida                               /s/ BDO Seidman, LLP
April 29, 1998

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.


                                                          COMBINED BALANCE SHEET

================================================================================


DECEMBER 31,                                                               1997
------------                                                            ----------
ASSETS

CURRENT:
     Humana IBNR receivable and claims reserve funds (Note 4)           $5,857,727
                                                                        ----------

Total current assets                                                     5,857,727


PROPERTY AND EQUIPMENT, net (Note 1)                                       217,172


GOODWILL                                                                 1,784,074


OTHER ASSETS                                                                13,043
                                                                        ----------


                                                                        $7,872,016
                                                                        ==========


                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.


                                                          COMBINED BALANCE SHEET

================================================================================

DECEMBER 31,                                                                       1997
                                                                              -----------
LIABILITIES AND CAPITAL DEFICIT

CURRENT LIABILITIES:
     Checks issued against future deposits                                    $   293,349
     Accounts payable                                                             377,403
     Due to former owners of Broward Managed Care, Inc.                         1,500,000
     Due to parent, net                                                           347,792
     Accrued medical claims, including amounts incurred but not reported        5,642,037
     Accrued expenses                                                             711,558
                                                                              -----------
Total current liabilities                                                       8,872,139
                                                                              -----------
COMMITMENTS AND CONTINGENCIES (Notes 3, 5, 6 and 9)

CAPITAL DEFICIT: (NOTE 2)
     Paid-in capital                                                              285,584
     Deficit                                                                   (1,285,707)
                                                                              -----------
Total capital deficit                                                          (1,000,123)
                                                                              -----------
                                                                              $ 7,872,016
                                                                              ===========



                                 See accompanying summary of accounting policies
                                     and notes to combined financial statements.

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.


                                                COMBINED STATEMENT OF OPERATIONS


================================================================================

YEAR ENDED DECEMBER 31,                                 1997
                                                   ------------
REVENUES:
     Capitated revenue - Humana (Note 4)           $ 49,304,054
     Other revenue                                      891,185
                                                   ------------

Total revenue                                        50,195,239

Medical expenses                                     41,018,490
                                                   ------------
Gross profit                                          9,176,749

OPERATING EXPENSES:

     Salaries and related benefits (Note 5)           5,393,280
     General and administrative                       5,331,092
     Depreciation and amortization                       87,422
                                                   ------------
Total operating expenses                             10,811,794
                                                   ------------

NET LOSS                                             (1,635,045)
                                                   ============


                                 See accompanying summary of accounting policies
                                     and notes to combined financial statements.

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.



                                           COMBINED STATEMENT OF CAPITAL DEFICIT


================================================================================

                                                       RETAINED            TOTAL
                                       PAID-IN         EARNINGS/          CAPITAL
YEAR ENDED DECEMBER 31,                CAPITAL         (DEFICIT)          DEFICIT
                                     -----------      -----------       -----------

Balance, December 31, 1996           $   285,584      $   349,338       $   634,922

Net loss                                      --       (1,635,045)       (1,635,045)
                                     -----------      -----------       -----------

BALANCE, DECEMBER 31, 1997           $   285,584      $(1,285,707)      $(1,000,123)
                                     ===========      ===========       ===========


                                 See accompanying summary of accounting policies
                                     and notes to combined financial statements.

                            SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                                COMBINED STATEMENT OF CASH FLOWS


================================================================================

YEAR ENDED DECEMBER 31,                                                                                 1997
                                                                                                    -----------

OPERATING ACTIVITIES:
     Net loss                                                                                       $(1,635,045)
     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                                                    87,422
         Change in assets and liabilities:
              Decrease in Humana IBNR receivable and claims reserve funds                             1,490,951
              Increase in other assets                                                                  (24,115)
              Increase in accounts payable, checks issued against future deposits                       160,328
                  and accrued expenses
              Increase in due to parent, net                                                            408,664
              Decrease in accrued medical claims, including amounts incurred
                  but not reported                                                                     (428,469)
                                                                                                    -----------

Net cash provided by operating activities                                                                59,736
                                                                                                    -----------

INVESTING ACTIVITIES:

     Capital expenditures                                                                              (143,596)
                                                                                                    -----------

Net cash used in investing activities                                                                  (143,596)
                                                                                                    -----------

Decrease in cash                                                                                        (83,860)
Cash, beginning of year                                                                                  83,860
                                                                                                    -----------

Cash, end of year                                                                                   $        --
                                                                                                    ===========

SUPPLEMENTAL DISCLOSURE CASH FLOW INFORMATION:
     Cash paid during the year for:
         Interest                                                                                   $        --
         Income taxes                                                                                        --
     Non-cash transactions:
         Additional purchase price of Broward Managed Care, Inc. due to earnout provisions            1,500,000
                                                                                                    ===========



                                See accompanying summary of accounting policies
                                    and notes to combined financial statements.

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES


================================================================================


       NATURE OF ORGANIZATION     SPI Managed Care, Inc., ("SPI"), incorporated
                                  on February 19, 1988, SPI Managed Care of
                                  Broward, Inc. ("SPI Broward"), incorporated on
                                  July 15, 1992, SPI Managed Care of
                                  Hillsborough County, Inc. ("SPI
                                  Hillsborough"), incorporated on April 20,
                                  1993, and Broward Managed Care, Inc. ("BMC"), incorporated on January 21, 1994, collectively
                                  (the "Companies"), are providers of physician practice management services including the operation of clinical facilities and management services to medical service groups.

                                  The Companies are wholly-owned subsidiaries of First Medical Corporation. A wholly-owned subsidiary of First Medical Group, Inc.

                                  The Companies function in two capacities as a management services organization: (i) owning and operating primary care centers which have full risk contracts for primary care and Part B services and partial risk (50%) for Part A services, and (ii) managing multi-speciality groups with fee-for-service and full risk contracts for primary care and Part B services and partial risk (50%) for Part A services. Full risk contracts are contracts with managed care companies where the Companies assume essentially all responsibility for a managed care member's medical costs and partial risk contracts are contracts where the Companies assume partial responsibility for a managed care member's medical costs.

                                  SPI, SPI Hillsborough, and BMC provide health care services subject to affiliated provider agreements entered into with Humana Medical Plan, Inc.; Humana Health Plan of Florida, Inc.; and Humana Health Insurance Company of Florida, Inc. and their affiliates. All of the Humana entities will collectively be known as "Humana." The Company is dependent on Humana for the majority of its operations. For the year ended December 31, 1997, approximately 98 percent of the Companies' revenue is from such agreements with Humana.

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES


================================================================================



                                  SPI operates two centers in Dade County, Florida located in Kendall and Cutler Ridge.

                                  SPI Hillsborough operates five centers in the west coast of Florida located in Plant City, New Port Richey, Lutz, South Dale Mabry and Springhill.

                                  BMC operates two centers in Broward County, Florida located in Plantation and Sunrise.

                                  Health services are provided to Humana members through the centers and their networks of physicians and health care specialists. Services to be provided by the centers include medical and surgical services, including all procedures furnished in a physician's office such as X-rays, nursing services, blood work and other incidental, drugs and medical supplies. The centers are responsible for providing all such services and for directing and authorizing all other care for Humana members. The centers are financially responsible for all out-of-area care rendered to a member and provide direct care as soon as the member is able to return to the designated medical center.

                                  Humana has agreed to pay the centers monthly for services provided to members based on a predetermined amount per member ("capitation") comprised of in-hospital services and other services defined by contract ("Part A"), in-office ("Primary") and other medical services defined by the agreements ("Part B").

                                  SPI Broward manages the full risk managed care segment of a nonaffiliated multi-specialty group practice in Broward County, Florida.

       BASIS OF PRESENTATION      In January 1996, First Medical Corporation
                                  acquired BMC for approximately $129,000 in cash. Goodwill in the amount of $327,778 was recorded in connection with the purchase.

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES


================================================================================



                                  Additionally, pursuant to earn out provisions in the purchase agreement, First Medical Corporation recorded $1,500,000 due to the former owner of BMC in December 1997, resulting in additional goodwill in the same amount. There are no further earn out provisions.

                                  Concurrent with the sale discussed in Note 9, the ultimate parent will assume the payable in the amount of $1,500,000.

                                  Accounting practice prescribed by the
                                  Securities and Exchange Commission ("SEC") requires "push-down" accounting to revalue the Company's assets at the time of its acquisition.

                                  The financial statements presented reflect the push-down accounting of First Medical Corporation's acquiring BMC through the transaction described above. This accounting includes the push-down of goodwill of $1,827,778 and payables in the amount of $1,500,000.

                                  The balance of goodwill attributed to the effect of push-down accounting:

                                   DECEMBER 31,                          1997
                                   ---------------------------------------------

                                   Goodwill                           $1,827,778
                                   Less accumulated amortization          43,704
                                   ---------------------------------------------

                                                                      $1,784,074
                                   =============================================

                                  Goodwill is being amortized over 15 years.

                                  The Company continually reevaluates the
                                  propriety of the carrying amount of goodwill and other intangible assets as well as the amortization period to determine whether current events and circumstances warrant adjustments to the carrying value and

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES


================================================================================


                                  estimates of useful lives. As of December 31, 1997, the Company believed that no significant impairment of goodwill (noted above) have occurred and that no reduction of the amortization periods is warranted.

       PRINCIPLES OF              The combined financial statements include the
       COMBINATION                accounts of SPI, SPI Broward, SPI Hillsborough
                                  and BMC after elimination of intercompany accounts and transactions.

       ESTIMATES                  The preparation of financial statements in
                                  conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

       HUMANA IBNR                Humana withholds certain amounts each month
       RECEIVABLE AND             from the centers' Part A, Part B, and
       CLAIMS RESERVE FUNDS       supplemental funding in order to cover claims
                                  incurred but not reported or paid. The amount is used by Humana to pay the centers' Part A, Part B and supplemental costs. The amounts withheld by Humana to cover incurred but not reported or paid claims vary by center based on the claims history of the respective center and is determined solely by Humana.

                                  Humana also withholds a certain amount each month from the centers' Part A capitation funding. This amount represents a "catastrophic reserve fund" to be utilized for the payment of a center's Part A costs in the event a center ceases operations and the incurred but not reported reserves are not adequate to reimburse providers for Part A services rendered. This amount is calculated monthly by Humana.

                                  The withholdings are used to pay the centers' medical claims, which Humana pays on the centers' behalf. The remaining amount after claims have been paid is remitted to the company.

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES


================================================================================



       PROPERTY AND EQUIPMENT     Property and equipment are stated at cost.
                                  Depreciation is calculated on the
                                  straight-line method over the estimated useful lives, generally 5 to 7 years. Amortization of leasehold improvements is provided over the life of each respective lease.

       INCOME TAXES               The Companies account for income taxes in
                                  accordance with Statement of Financial
                                  Accounting Standards No. 109, "Accounting for
                                  Income Taxes" which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

                                  The Companies have a net loss for 1997, which was not able to be used by the ultimate parent since it also has reported net losses. A valuation allowance has been set up for approximately $482,000 related to the deferred tax asset arising from approximately $1,300,000 in net operating loss carryforwards, which expires in years through 2017.

       REVENUE AND                Revenue from Humana for primary care, Part A,
       MEDICAL COST               Part B and supplemental funds is recognized
       RECOGNITION                monthly on the basis of the number of Humana
                                  members assigned to the primary care centers and the contractually agreed-upon rates. The primary care centers receive monthly payments from Humana after all expenses paid by Humana on behalf of the centers, estimated claims incurred but not reported and claims reserve fund balances have been determined. In addition to Humana payments, the primary care centers receive copayments from commercial members from each office visit, depending upon the specific plan and options selected, and receive payments from non-Humana members on a fee-for-service basis.

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES


================================================================================

                                  Medical services are recorded as expenses in the period in which they are incurred. Accrued medical claims are reflected in the combined balance sheet and are based upon costs incurred for services rendered prior to and up to December 31, 1997. Included are services incurred but not reported as of December 31, 1997, based upon actual costs reported subsequent to December 31, 1997 and a reasonable estimate of additional costs.

                                  Fee-for-service revenue is reported at the estimated net realizable amounts from patients and third-party payors as services are rendered.

       FAIR VALUE OF              The carrying amount of financial instruments
       FINANCIAL                  including Humana IBNR receivable and claims
       INSTRUMENTS                reserve funds, accounts payable,
                                  accrued expenses, accrued medical claims and due to parent approximate fair value at December 31, 1997 because of the short term maturity of these instruments.

       STOP-LOSS FUNDING          The primary care centers are charged a
                                  stop-loss funding fee by Humana for the
                                  purpose of limiting a center's exposure to Part A costs and certain Part B costs associated with a member's health services.

                                  For the year ended December 31, 1997, the stop-loss threshold for both Part A and Part B costs for Medicare members was $40,000 per member per calendar year for both SPI, SPI Hillsborough and BMC. For commercial members, the stop-loss threshold for both Part A and Part B costs were $20,000 and $15,000 for SPI and SPI Hillsborough, respectively.

                                  Since the SPI, SPI Hillsborough and BMC
                                  centers are not responsible for claims in excess of the threshold, income and the corresponding expense, both equal to the stop-loss funding are recognized by SPI, SPI Hillsborough and BMC. These amounts are included in revenue and medical expenses, respectively, in the accompanying combined statement of operations. Stop-loss

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES


================================================================================


                                  funding for the SPI, SPI Hillsborough and BMC centers for the year ended December 31, 1997 was approximately $5,100,000.

       MATERNITY FUNDING          The primary care centers are charged a
                                  maternity funding fee on commercial membership for the purpose of limiting the center's exposure to Part A and Part B costs associated with a commercial member's pregnancy or related illness. Since the SPI and SPI
                                  Hillsborough centers are not responsible for claims in excess of the amount contributed to the maternity fund, income and expenses both equal to the maternity fund are recognized by SPI and SPI Hillsborough and are included in revenue and medical expenses, respectively in the accompany combined statement of operations. Maternity funding for the SPI and SPI Hillsborough centers for the year ended
                                  December 31, 1997 was approximately $966,000.

       SELLING, GENERAL AND       In accordance with Staff Accounting Bulletin
       ADMINISTRATIVE EXPENSES    No 55, "Allocation of Expenses and Related
                                  Disclosure in Financial Statements of
                                  Subsidiaries, Divisions or Lesser Business
                                  Components of Another Entity" ("SAB 55") certain expenses incurred by First Medical
                                  Corporation on the Companies' behalf have been allocated to the Companies. Such allocated expenses include corporate overhead and other selling, general and administrative expenses, such as, salaries, rent and utilities. These expenses are allocated to the Companies using the proportional cost allocation method based on the Companies' operating expenses as a percentage of total operating expenses, which the Companies' management believes is reasonable. For the year ended December 31, 1997, approximately $1,198,000 was allocated from First Medical Corporation to the Companies.

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS


================================================================================




1.     PROPERTY AND EQUIPMENT,    Property and equipment at December 31, 1997
       NET                        consists of the following:

                                  Medical, computer and
                                     office equipment                 $ 316,673
                                  Leasehold improvements                117,973
                                  Furniture and fixtures                 15,950
                                  ----------------------------------------------

                                                                        450,596
                                  Less:  accumulated depreciation      (233,424)
                                  ----------------------------------------------

                                  Property and equipment              $ 217,172
                                  ----------------------------------------------

2.     COMMON STOCK AND           Common stock and paid-in-capital at
       PAID-IN-CAPITAL            December 31, 1997 consist of the following:

                                  ----------------------------------------------

                                  SPI Managed Care Inc.
                                  Common stock, $1.00 par value,
                                      shares authorized 500;
                                      issued and outstanding 0               --
                                  Paid-in capital                         1,000
                                  ----------------------------------------------

                                  SPI Managed Care of Broward, Inc.
                                  Common stock, $.01 par value,
                                      shares authorized 1,000;
                                      issued and outstanding 0               --
                                  Paid-in capital                             5
                                  ----------------------------------------------

                                  SPI Managed Care of Hillsborough County, Inc. Common stock, $.01 par value, shares authorized 1,000; issued
                                    and outstanding 0                        --
                                  Paid-in capital                           500
                                  ----------------------------------------------

                                  Broward Managed Care, Inc.
                                  Common stock, $.01 par value,
                                    shares authorized 1,000;
                                    issued and outstanding 0                 --
                                  Paid-in capital                       284,079
                                  ----------------------------------------------

                                                                        285,584
                                  ==============================================

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS


================================================================================



                                  The Companies were sold to First Medical
                                  Corporation and are all legal entities owned by First Medical Corporation, as of December 31, 1997. However, the Companies never issued any of its common stock to First Medical Corporation.

3.     LEASES                     The Company has several noncancelable
                                  operating leases primarily for office space and equipment that expire throughout 2001.
                                  Future minimum lease payments required under noncancelable operating leases at December 31, 1997 are as follows:

                                  YEAR ENDING DECEMBER 31,
                                  ----------------------------------------------

                                  1998                                 $  72,111
                                  1999                                    69,050
                                  2000                                    40,737
                                  2001                                    28,848
                                  ----------------------------------------------

                                  Total minimum lease payments         $ 210,746
                                  ----------------------------------------------

                                  Rental expense during 1997 amounted to
                                  approximately $76,000.

                                  The Companies also rent medical facilities and equipment through their affiliated provider agreements with Humana. The total non-lease rental expense relating to these facilities and equipment use is approximately $1,000,000 for the year ended December 31, 1997.

4.     BUSINESS AND CREDIT        The Company derives the majority of its
       CONCENTRATIONS             revenue from its affiliated provider
                                  agreements with Humana 98% or approximately
                                  $49,300,000 of the revenue of the Company for the year ended December 31, 1997 was derived from such agreements with Humana. The amount of revenue is based on the number of members assigned to each of the centers. Humana members include 8,359 Medicare members and 9,065 commercial members at December 31, 1997.
                                  The fluctuation of the number of members

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS


================================================================================



                                  significantly affects the Company's business. The receivable from Humana at December 31, 1997 is $5,857,727.

5.     RETIREMENT PLANS           The Companies sponsor a 401(k) plan (the
                                  "Plan") for its domestic operations. Employees who have worked a minimum of six months or 1000 hours and are at least 21 years of age may participate in the Plan. Employees may contribute to the Plan up to 14 percent of their annual salary, not to exceed $9,500 in 1996. The Company's matching contribution is 25 cents for each dollar of the employee's elected contribution, up to four percent of the employee's annual salary. The Company's matching contribution was approximately
                                  $22,000 for the year ended December 31, 1997.

6.     COMMITMENTS AND            GOVERNMENTAL REGULATIONS
       CONTINGENCIES
                                  The Company's operations have been and may be affected by various forms of governmental regulation and other actions. It is presently not possible to predict the likelihood of any such actions, the form which such actions may take, or the effect actions may have on the Company.

                                  PHYSICIAN CONTRACTS

                                  The Company has entered into employment
                                  agreements of two or three years with its primary care physicians and into contracts with various independent physicians to provide specialty and other referral services both on a prepaid and a negotiated fee-for-service basis. Such costs are included in the combined statement of operations as medical expense.

                                  MALPRACTICE AND PROFESSIONAL LIABILITY
                                  INSURANCE

                                  The Company maintains professional liability insurance on a claims-made basis including retrospective coverage for acts occurring since inception of its operations. Incidents and claims reported during the policy period are anticipated to be covered by the malpractice carrier. The Company intends to keep such

                             SPI MANAGED CARE, INC.,
                       SPI MANAGED CARE OF BROWARD, INC.,
                 SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.,
                         AND BROWARD MANAGED CARE, INC.

                                          NOTES TO COMBINED FINANCIAL STATEMENTS


================================================================================


                                  insurance in force throughout the foreseeable future. At December 31, 1997, there are no asserted claims made against the Company that were not covered by the policy.

                                  Physicians providing medical services to members are provided malpractice insurance coverage (claim-made basis), including retrospective coverage for acts occurring since their affiliation with the Company.

7.     RELATED PARTY              At December 31, 1997, First Medical
       TRANSACTIONS               Corporation is obligated to a certain
                                  stockholder and former employee for the
                                  following:

                                     Obligation under non compete agreement
                                     with a former employee and stockholder
                                     payable in monthly installments of
                                     $8,333 until June 1998.            $50,000

                                  SPI Managed Care, Inc. is contingently liable for this amount in the event of non-performance by First Medical Corporation.

8.     SUBSEQUENT EVENTS          First Medical Group, Inc. entered into an
                                  agreement on April 8, 1998 for the sale of medical facilities located in Florida, comprising the business of the Companies. The facilities are being sold to a publicly held company for a total consideration of $6,750,000. The agreement was closed on April
                                  14, 1998.

                                INTRODUCTION TO
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

GENERAL

The following unaudited pro forma consolidated balance sheet as of December 31, 1997, and the unaudited proforma consolidated statements of income for the year ended June 30, 1997, and the six months ended December 31, 1997, include the Company's historical financial position and results of operations, adjusted to reflect the Acquisitions discussed as if all such events and transactions had occurred as of June 30, 1997, in the case of the consolidated balance sheet, and as of July 1, 1996, in the case of the consolidated statements of income.

The unaudited pro forma consolidated financial information has been prepared by the Company based, in part, on the audited financial statements of the businesses acquired as required under the Securities Exchange Act of 1934, adjusted where necessary, with respect to pre-acquisition periods, to the basis of accounting used in the Company's consolidated financial statements. These unaudited financial statements are not intended to be indicative of the results that would have occurred if the transactions had occurred on the dates indicated or which may be realized in the future.

ACQUISITIONS

On April 14, 1998, the Company acquired substantially all of the assets of SPI Managed Care, Inc., SPI Managed Care of Hillsborough County, Inc., SPI Managed Care of Broward, Inc., Broward Managed Care, Inc., each a Florida Corporation (collectively, the "Companies") which are direct or indirect subsidiaries of First Medical Corporation and First Medical Group, Inc., each a Delaware corporation. The Companies are engaged in the business of providing administrative and health care services. The aggregate purchase was $6.75 million. The source of the consideration paid by the Registrant was from a portion of the net proceeds from the sale of 8% Convertible Subordinated Notes due 2002, sold on October 30, 1997.

This acquisition generated approximately $ 6.5 million of goodwill, which will be amortized over 20 years.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1997
--------------------------------------------------------------------------------



                                                          HISTORICAL
                                                ----------------------------
                                                              ACQUIRED BUSINESS
                                                 CONTINUCARE  -----------------  ACQUISITION            PRO
                                                 CORPORATION        SPI          ADJUSTMENTS           FORMA
ASSETS

Current assets:
  Cash and cash equivalents                     $ 36,421,623    $         --    $ (6,750,000)(1)   $ 29,671,623
  Accounts receivable, net                         5,327,812       5,857,727      (5,857,727)(5)      5,327,812
  Prepaid expenses and other assets                2,444,009                                          2,444,009

                                                ------------    ------------    ------------       ------------
        Total current assets                      44,193,444       5,857,727     (12,607,727)        37,443,444

Other receivables                                  3,400,000                                          3,400,000
Property and equipment, net                        2,716,280         217,172                          2,933,452
Goodwill, net                                     14,336,254       1,784,074       4,735,711(2)      20,856,039
Other intangible assets, net                       7,950,073                                          7,950,073
Other assets, net                                  3,266,938          13,043                          3,279,981
Deferred tax asset, net                              505,699                                            505,699

                                                ------------    ------------    ------------       ------------
        Total assets                            $ 76,368,688    $  7,872,016    $ (7,872,016)        76,368,688
                                                ============    ============    ============       ============


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $  1,646,887    $    670,752    $   (670,752)(5)   $  1,646,887
  Accrued expenses                                 2,068,391       6,353,595      (6,353,595)(5)      2,068,391
  Accrued interest payable                           566,251                                            566,251
  Current portion of capital lease obligation         46,223                                             46,223
  Current portion of notes payable                   272,699              --                            272,699
  Income and other taxes payable                          --              --                                 --

                                                ------------    ------------    ------------       ------------
        Total current liabilities                  4,600,451       7,024,347      (7,024,347)         4,600,451

Notes payable                                     46,000,000       1,847,792      (1,847,792)(3)     46,000,000
Long term debt                                       702,441              --                            702,441

                                                ------------    ------------    ------------       ------------
        Total liabilities                         51,302,892       8,872,139      (8,872,139)        51,302,892
                                                ------------    ------------    ------------       ------------

Commitments and contingencies
Shareholders' equity
  Common stock                                         1,348              --              --              1,348
  Additional paid in capital                      27,891,625         285,584        (285,584)(4)     27,891,625
  Retained earnings                                 (542,847)     (1,285,707)      1,285,707 (4)       (542,847)
  Treasury stock                                  (2,284,330)                                        (2,284,330)

                                                ------------    ------------    ------------       ------------
        Total shareholders' equity                25,065,796      (1,000,123)      1,000,123         25,065,796
                                                ------------    ------------    ------------       ------------

Total liabilities and shareholders' equity      $ 76,368,688    $  7,872,016    $ (7,872,016)      $ 76,368,688
                                                ============    ============    ============       ============


The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                             CONTINUCARE CORPORATION
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997

The acquisition adjustments reflected on the unaudited proforma consolidated balance sheet is as follows:

1)   Represents Continucare Corporation cash purchase of "Companies".

2) The aggregate purchase price has been allocated, on a preliminary basis, to the net assets acquired based on their net book value. The allocation of the purchase price is preliminary, while the Company continues to obtain the information to determine the fair value of the assets acquired. Therefore, an uncertainty exists with respect to the effects of the amortization periods assigned as any adjustment could result in a change to estimated annual amortization.

                                                      Companies
                                                     -----------
         Total Purchase Price                        $ 6,750,000
         Net Tangible Assets                            (230,215)
                                                     -----------

         Goodwill                                    $ 6,519,785
                                                     -----------

         Goodwill will be amortized over 20 years.

3) Represents the elimination of Companies intercompany payable to First Medical Corporation and First Medical Group, Inc.

4)   Represents the elimination of shareholders' equity.

5) Represents the elimination of non-assumed accounts receivable and liabilities.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1997
--------------------------------------------------------------------------------

                                                        HISTORICAL
                                              --------------------------------
                                                             ACQUIRED BUSINESS
                                              CONTINUCARE    -----------------     ACQUISITION         PRO
                                              CORPORATION          SPI             ADJUSTMENTS        FORMA
Revenues:
  Capitation revenues                         $         --      50,791,293                       $ 50,791,293
  Net patient service revenues                   1,041,793                                          1,041,793
  Management fees                               12,874,592         463,562                         13,338,154

                                              ------------    ------------    ------------       ------------
Total revenues                                  13,916,385      51,254,855              --         65,171,240
                                              ------------    ------------    ------------       ------------

Expenses:
  Physician, hospital and other                         --      42,554,503                         42,554,503
  Payroll and employee benefits                  6,348,195       4,183,695                         10,531,890
  Provision for bad debt                         1,818,293                                          1,818,293
  Professional fees                              1,450,790         254,722                          1,705,512
  General and administrative                     1,176,516       3,613,520                          4,790,036
  Depreciation and amortization                    208,936         274,322         325,989(1)         809,247
  Loss on Impairment of Goodwill                                        --              --                 --

                                              ------------    ------------    ------------       ------------
Total expenses                                  11,002,730      50,880,762         325,989         62,209,481

                                              ------------    ------------    ------------       ------------
Income from operations                           2,913,655         374,093        (325,989)         2,961,759
                                              ------------    ------------    ------------       ------------

Other income (expense)
Interest income, net                               165,253           7,245        (532,755)(2)       (360,257)
  Minority interest                               (162,235)                                          (162,235)
  Other income                                          --         170,695                            170,695
  Loss on purchase of minority interest             (9,081)                                            (9,081)

                                              ------------    ------------    ------------       ------------
Total other income (expense)                        (6,063)        177,940        (532,755)          (360,878)
                                              ------------    ------------    ------------       ------------

Income (loss) before income taxes                2,907,592         552,033        (858,744)         2,600,881
Provision for income taxes                       1,200,917              --                          1,170,748

                                              ------------    ------------    ------------       ------------
Net income (loss)                             $  1,706,675    $    552,033    $   (858,744)      $  1,430,133
                                              ============    ============    ============       ============

Weighted average shares of common
  stock outstanding                             11,162,761                                         11,162,761
                                              ============                                       ============


Earnings (loss) per common share of common
  stock outstanding                           $       0.15                                       $       0.13
                                              ============                                       ============

Weighted average shares of common
  stock outstanding                             11,116,555                                         11,116,555
                                              ============                                       ============

Earnings (loss) per common share and common
  equivalent share assuming full dilution     $       0.15                                       $       0.13
                                              ============                                       ============

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                             CONTINUCARE CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997

The acquisition adjustment reflected on the unaudited proforma consolidated statement of income is as follows:

1) Represents the elimination of the historical amortization of goodwill and intangible assets and the implementation of purchaser amortization of goodwill as follows:

          Historical amortization of goodwill and
          intangible assets                                $       0
          Prospective amortization of goodwill               325,989
                                                           ---------
          Net                                              $ 325,989


2) Represents the elimination of interest expense of Companies and inclusion of interest expense of the purchaser due to the use of acquisitions funds as follows:
                                                           $ 525,510

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
Six Months Ended December 31, 1997
--------------------------------------------------------------------------------

                                                         HISTORICAL
                                              -------------------------------
                                                            ACQUIRED BUSINESS
                                               CONTINUCARE  -----------------  ACQUISITION            PRO
                                               CORPORATION         SPI         ADJUSTMENTS           FORMA
Revenues:
  Capitation revenues                         $         --      24,106,305                       $ 24,106,305
  Net patient service revenues                   9,614,132                                          9,614,132
  Management fees                                1,727,371         249,680                          1,977,051

                                              ------------    ------------    ------------        -----------
Total revenues                                  11,341,503      24,355,985              --         35,697,488
                                              ------------    ------------    ------------       ------------

Expenses:
  Physician, hospital and other                  4,093,924      24,649,773                         28,743,697
  Payroll and employee benefits                  4,342,553         738,653                          5,081,206
  Provision for bad debt                         2,514,563                                          2,514,563
  Professional fees                                532,239         191,250                            723,489
  General and administrative                     3,188,717       2,361,008                          5,549,725
  Depreciation and amortization                    683,318         328,654         (90,689)(1)        921,283
  Loss on Impairment of Goodwill                                        --              --                 --
                                              ------------    ------------    ------------       ------------
Total expenses                                  15,355,314      28,269,338         (90,689)        43,533,963

                                              ------------    ------------    ------------       ------------
Income from operations                          (4,013,811)     (3,913,353)         90,689         (7,836,475)
                                              ------------    ------------    ------------       ------------

Other income (expense)
  Interest income, net                            (448,644)             --        (270,000)(2)       (718,644)
  Minority interest                                                                                        --
  Other income                                          --              --                                 --
  Loss on purchase of minority interest                                                                    --

                                              ------------    ------------    ------------       ------------
Total other income (expense)                      (448,644)             --        (270,000)          (718,644)
                                              ------------    ------------    ------------       ------------

Income (loss) before income taxes               (4,462,455)     (3,913,353)       (179,311)        (8,555,119)
Provision for income taxes                      (1,568,324)             --                         (2,970,023)

                                              ------------    ------------    ------------       ------------
Net income (loss)                             $ (2,894,131)   $ (3,913,353)   $   (179,311)      $ (5,585,095)
                                              ============    ============    ============       ============

Weighted average shares of common
  stock outstanding                             11,405,638                                         11,405,638
                                              ============                                       ============

Earnings (loss) per common share of common
  stock outstanding                           $      (0.25)                                      $      (0.49)
                                              ============                                       ============

Weighted average shares of common
  stock outstanding                             11,405,638                                         11,405,638
                                              ============                                       ============

Earnings (loss) per common share and common
  equivalent share assuming full dilution     $      (0.25)                                      $      (0.49)
                                              ============                                       ============




The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                             CONTINUCARE CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1997

The acquisition adjustment reflected on the unaudited proforma consolidated statement of income is as follows:

1) Represents the elimination of the historical amortization of goodwill and intangible assets and the implementation of purchaser amortization of goodwill as follows:

          Historical amortization of goodwill and
          intangible assets                                $ 253,684
          Prospective amortization of goodwill               162,995
                                                           ---------
          Net                                              $ (90,689)


2) Represents the elimination of interest expense of Companies and inclusion of interest expense of the purchaser due to the use of acquisitions funds as follows:
                                                           $ 270,000